Exhibit (a)(5)(C)

Note:	The following are un-official English translations of the Hebrew Acceptance Notice and Share Transfer Deed that was published in Israel pursuant to Israeli law. The originals of these documents, written in Hebrew, are the exclusive legally binding versions and the Offeror (as defined below) assumes no liability for any of the statements or representations made in this translation.

[FORM OF ACCEPTANCE NOTICES]

NOTICE OF AN UNLISTED HOLDER

To:	Discount Investment Corporation Ltd. (the "Offeror") Through TASE Member ________________ Ltd.

Re: Ordinary Shares of Elron Electronic Industries Ltd. (the “Company”)

I refer to the Schedule (offer to purchase) dated October 25, 2006, of the Offeror, whereby the Offeror offered to buy up to 4,440,000 ordinary shares par value NIS 0.003 of the Company (the “Schedule”).

Whereas I own and hold, through you, in Deposit No. ____________ at your branch no. _____, ______ ordinary shares par value NIS 0.003 of the Company, and whereas I wish to accept the tender offer of the Offeror included in the Schedule, in respect of _________(*) shares of the Company, notice of acceptance of an unlisted holder as defined in Section 3 of the Schedule, is hereby given accordingly, and an undertaking to transfer the aforementioned shares, i.e. ____________(*) shares of the Company (the “Shares”) to the Offeror, according to the provisions of the Schedule.

I hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule.

Please transfer the Consideration for the above Shares (subject to any lawful withholding tax, if applicable (**)) to my account at - ___________, No. _____, ______________ branch.

I am aware that a precondition for the purchase of the Shares by the Offeror and payment of their Consideration in accordance with the Schedule, is the correctness of this declaration.

_______________________
ID No. / Company number
_______________________
Full name
_______________________
Signature

(*)	The Offeree should insert the maximum number of shares in respect of which the notice is given, i.e. the full amount of shares in the above securities deposit, or a smaller quantity, as the holder wishes.
(**)	The TASE member will withhold Israeli income tax, in accordance with the applicable law.

NOTICE OF A TASE MEMBER

To:	Discount Investment Corporation Ltd. (the "Offeror") Via Clal Finance Batucha Investment Management Ltd.

Re: Ordinary shares of Elron Electronic Industries Ltd. (the “Company”)

We refer to the Schedule (offer to purchase) dated October 25, 2006, of the Offeror, whereby the Offeror offered to buy up to 4,440,000 ordinary shares par value NIS 0.003 of the Company (the “Schedule”).

Whereas we received notices of unlisted holders in respect of a total of __________ ordinary shares par value NIS 0.003 each of the Company from their holders and owners (the “Acceptance Shares”), notice of a TASE Member as set forth in Section 3 of the Schedule is hereby given in connection with the above Shares, as follows:

We hereby declare and undertake that the Acceptance Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule. If the offer is accepted, please transfer the consideration for the above Shares to our account in the TASE clearing house.

We are aware that a precondition for the purchase of the Shares by the Offeror and payment of their consideration in accordance with the Schedule, is the correctness of this declaration.

______________________
TASE member number

______________________
Name of TASE member

______________________
Stamp and signature

______________________
Date

NOTICE OF A LISTED HOLDER

To:	Discount Investment Corporation Ltd. (the "Offeror") Via Clal Finance Batucha Investment Management Ltd.

Re: Ordinary shares of Elron Electronic Industries Ltd. (“the Company”)

I refer to the Schedule (offer to purchase) dated October 25, 2006, whereby the Offeror offered to buy up to 4,440,000 ordinary shares par value NIS 0.003 of the Company (the “Schedule”).

Whereas I own / hold power of attorney for transactions in respect of________ ordinary shares par value NIS 0.003 of the Company, which are marked from No. __________ to No. _________ inclusive, which are registered in the name of _____________, and whereas I wish to accept the tender offer of the Offeror included in the Schedule, in respect of _________(*) shares of the Company, notice of acceptance of a registered holder, as defined in Section 3 of the Schedule, is hereby given accordingly, and an undertaking to transfer the aforementioned shares, i.e. ____________(*) shares of the Company (the “Shares”), under the share transfer deed attached hereto, and all in accordance with the terms and conditions of the aforementioned tender offer. / The Shares are held by virtue of notarized power of attorney from ____________, the owner and holder of the Shares, which was presented to _____________ and a copy of which, approved by a notary, is attached to this notice of acceptance. (**)

I hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule. Please transfer the Consideration for the above Shares (subject to any lawful withholding tax, if applicable (***)) to my bank account no. __________ in the name of ______________, at Bank _________________, branch __________ (branch no. ______).

I am aware that a precondition for the purchase of the Shares by the Offeror and payment of their Consideration in accordance with the Schedule, is the correctness of this declaration.

Attached: 1. Share transfer deeds for the Shares; 2. Share certificate/s no./s _____________ for the Shares; 3. A notarized copy of the notarized power of attorney (where relevant).

______________________
Full name
______________________
Signature
______________________
ID No. / Company No.
______________________
Address

(*)	The Offeree should insert the maximum number of shares in respect of which the notice is given, i.e. the full amount of shares in the above securities deposit, or a smaller quantity, as the Holder wishes.
(**)	Delete superfluous.
(***)	If you received a valid certificate from the ITA entitling you to an exemption or a specified withholding tax rate, please attach it to the acceptance notice.

SHARE TRANSFER DEED

I/We the undersigned, _____________________________, I.D. No./Company No. ______________, of __________________ Street no. ___ in _______________, in consideration of USD _________ which was paid to me/us by Discount Investment Corporation Ltd. (the “Transferee”), hereby transfer to the Transferee __________ ordinary shares par value NIS 0.003 each, in certificate/certificates no/s. _____________, of Elron Electronic Industries Ltd., to be held by the Transferee, its legal representatives and recipients of transfers from it, in accordance with all the terms and conditions by which I/we held then at the time of signing this note.

And I, the Transferee, agree to accept the above shares in accordance with those terms and conditions.

In witness whereof we have affixed our signatures in ______________ on __________, 2006

Signature of the Transferee	Signature of the Transferor/s